UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 62nd Street Circle East, Bradenton, Florida	34208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 487-3653

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement. On October 28, 2022, Kingfish Holding Corporation., a Delaware corporation (the “Company”), and Renovo Resource Solutions, Inc., a Florida corporation (“Renovo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Renovo will be merged with and into the Company (the “Merger”) in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”) and the separate corporate existence of Renovo shall thereupon cease, and (ii) the Company shall be the successor or surviving corporation in the Merger (the “Surviving Corporation”).

Under the terms of the Merger Agreement, at the effective time of the Merger (“Effective Time”), each outstanding common share, no par value, of Renovo (“Renovo Stock”) will be converted into and will represent the right to receive 7,200 shares (“Exchange Ratio”) of common stock, par value $0.0001 per share, of the Company (“Company Stock”), after giving effect to the Reverse Stock Split (described below). The Exchange Ratio shall be fixed and no adjustment shall be made under any circumstances other than with respect to certain anti-dilution provision of the Merger Agreement. No fractional share of the Company Stock will be issued pursuant to the Merger. To the extent that a holder of Renovo Stock would otherwise have been entitled to receive a fraction of a share of Company Stock (after taking into account all certificates delivered by such holder), such holder shall receive, in lieu thereof, an additional fraction of a share of the Company Stock to rounded up to the nearest whole share of the Company Stock.

The Board of Directors of the Company has determined that the Merger Agreement and the Merger are fair to, and in the best interests of the Company and its stockholders, approved the Merger Agreement and the transactions contemplated thereby, and resolved to recommend adoption of the Merger Agreement by the Company’s stockholders. A copy of the Merger Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company will seek stockholder approval of the Merger Agreement at the upcoming Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Company’s largest stockholder, James K. Toomey and his affiliates, beneficially own a total of 84,832,925 shares of Common Stock, or approximately 70.1% of the outstanding Common Stock entitled to vote at the Annual Meeting, all of which are expected to be voted in favor of the approval of the Merger Agreement. Accordingly, if Mr. Toomey and his affiliates vote in favor of the Merger Agreement, the Merger Agreement will be approved without the need for any further vote of stockholders in favor of any proposals. Mr. Toomey is a director and executive officer of the Company.

As a result of the foregoing the Company does not anticipate soliciting proxies for the Annual Meeting. However, the Company does anticipate preparing and disseminating an information statement to its stockholders prior to the Annual Meeting which describes the Merger Agreement and the Merger transaction, as well as all other actions to be taken thereat.

The Merger is expected to close in the fourth quarter of 2022 or the first quarter of 2023.

Consummation of the Merger is subject to a number of conditions, including among others, the following: (i) approval of the Merger Agreement by Renovo’s stockholders, (ii) the Company, as the surviving corporation in the Merger, shall have been approved as a Secondary Metals Recycler under Section 538.25 of the Florida Statutes to be effective immediately following the closing of the Merger, (iii) the Company shall have entered into a Registration Rights Agreement, a copy of which is attached as Exhibit A to the Merger Agreement, with each of the Renovo shareholders, (iv) each of the Renovo shareholders shall have entered into an Investment Agreement which is attached as Exhibit B to the Merger Agreement, (v) there shall not have been any material adverse effects on the operations of Renovo, (vi) there shall not have been certain additional adverse legal proceedings commenced against the Company or Renovo which prevents the consummation of the Merger transactions, and (vii) the satisfaction of certain other customary closing conditions. For a more detailed description of the conditions to the closing of the Merger, please review the attached Merger Agreement filed herewith.

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In addition to the conditions described above, the closing of the Merger transactions also are conditioned upon the approval and prior implementation of a an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) to effect (a) a 1-for 500 reverse stock split, such that every holder of the Company’s Common Stock shall receive one share of the Company’s Common Stock for every 500 shares of the Company’s Common Stock held prior to such reverse stock split, and all fractional shares resulting therefrom will be rounded up to the nearest whole share; and (b) a corresponding reduction of the number of authorized shares of Company’s Common Stock from 200,000,000 to 20,000,000 shares and the number of shares of Company’s Preferred Stock from 20,000,000 to 2,000,000 shares (collectively, the “Reverse Stock Split”).

The closing of the Merger transaction also is conditioned upon the Renovo’s acquisition of 6, LLC, a Florida limited liability company owned and controlled by the shareholders of the Renovo (“6, LLC”), prior to the Closing by a merger transaction reasonably approved by the Company. 6, LLC owns the real property used by Renovo in conducting its business.

Further, upon execution of the Merger Agreement, Renovo has agreed to provide the Company with a loan of approximately $200,000, as evidenced by a promissory note, to provide the funds necessary for the Company to continue operations and consummate the transactions contemplated by the Merger Agreement (“Promissory Note”). The Merger Agreement also contains certain termination rights for both the Company and Renovo. The Company has the right, to terminate the Merger Agreement if, among other things, the definitive Promissory Note has not been executed and funded within four business days after execution of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants made by Renovo, including, among other things, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.

If the Merger Agreement is consummated, the Company has agreed to take the steps necessary at the effective time of the Merger to expand the size of the Board of Directors and to appoint the following shareholder of Renovo to the Company’s board of directors to fill the vacancies created thereby: Randy Moritz, Keri Moritz, Brian Kendzior, and Lori Toomey.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors and security holders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Renovo or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Renovo, on the other hand, that were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The confidential disclosures contain information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information. While the Company does not believe that the confidential disclosures contain information required to be publicly disclosed under the securities laws other than information that has already been so disclosed, the confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Renovo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Promissory Note. On October 28, 2022, pursuant to the terms of the Merger Agreement, Renovo provided a loan to the Company and entered in the Promissory Note attached hereto as Exhibit 1.2 whereby Renovo loaned $200,000 to the Company (the “Loan”). Under the terms of the Promissory Note, the loan bears interest at the rate of 6% per annum and matures on October 28, 2024. No payments of principal or interest are due prior to the maturity date and on such date all such amounts are payable in full. The Company may prepay the amounts owed under the Promissory Note at any time without any prepayment penalties. In the event of a default by the Company under the Promissory Note, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable under the Promissory Note shall become immediately due and payable without notice, declaration, or other act on the part of the Renovo.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Promissory Note which is filed as Exhibit 1.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 28, 2022 by and between Kingfish Holding Corporation and Renovo Resource Solutions, Inc.

2.2	Promissory Note, dated October 28, 2022, by and between Kingfish Holding Corporation and Renovo Resource Solutions, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Date: October 28, 2022	By:	/s/ Ted Sparling
Ted Sparling
President and Chief Executive Officer

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